UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 10, 2012

AVISTA CORPORATION

(Exact name of registrant as specified in its charter)

Washington	1-3701	91-0462470
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1411 East Mission Avenue, Spokane, Washington		99202-2600
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		509-489-0500
Web site: http://www.avistacorp.com

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2012 Annual Meeting of Shareholders of Avista Corporation (Avista Corp. or the Company) was held on May 10, 2012. Five proposals were submitted to shareholders as disclosed in Avista Corp.’s Definitive Proxy Statement filed on March 30, 2012 four of which were approved. There were 58,627,915 shares of common stock issued and outstanding as of March 9, 2012, the proxy record date, with 52,774,389 shares represented at said meeting. The proposals and the results of the voting are as follows:

Proposal 1: Election of eleven directors, for one-year terms expiring in 2013.

Director	For	Against	Abstain	Broker Non-votes
Erik J. Anderson	44,853,505	619,077	410,992	6,890,815
Kristianne Blake	44,910,885	658,504	314,185	6,890,815
Donald C. Burke	44,951,427	504,765	427,382	6,890,815
Rick R. Holley	44,954,060	502,307	427,207	6,890,815
John. F. Kelly	44,138,696	1,459,142	285,736	6,890,815
Rebecca A. Klein	44,253,534	1,341,507	288,533	6,890,815
Scott L. Morris	44,564,846	1,084,803	233,925	6,890,815
Michael L. Noël	44,128,425	1,354,480	400,669	6,890,815
Marc F. Racicot	44,904,250	594,949	384,375	6,890,815
Heidi B. Stanley	45,054,977	495,530	333,067	6,890,815
R. John Taylor	43,984,073	1,503,529	395,972	6,890,815

All directors were elected for one-year terms expiring as of the date of the 2013 Annual Meeting of Shareholders as the number of votes cast “for” exceeded the number of votes “against.” Abstentions and broker non-votes had no effect on the election.

Proposal 2: Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2012.

For	Against	Abstain	Broker Non-votes
51,833,011	714,202	227,176	N/A

This proposal was approved as the number of votes cast “for” exceeded the number of votes “against.”

Proposal 3: Amendment of the Company’s Restated Articles of Incorporation (Articles) to reduce certain shareholder approval requirements. This proposal was separated into two specific proposals according to the current standard required for approval.

Proposal 3A: This proposal would reduce the voting requirements to the holders of the majority of the outstanding shares of common stock (from the current 2/3 requirement) for transactions such as the creation of a new class of stock and the disposition of assets (including mergers).

For	Against	Abstain	Broker Non-votes
43,713,535	1,862,716	307,323	6,890,815

Proposal 3A was approved as it received the affirmative vote of the holders of 2/3 of the issued and outstanding shares of Avista Corp. common stock.

Proposal 3B: This proposal would reduce the voting requirements to the holders of the majority of the outstanding shares of common stock (from the current 80 percent requirement contained in the Articles) for certain amendments to the Articles and transactions with an “Interested Shareholder” (as defined in the Articles).

For	Against	Abstain	Broker Non-votes
43,752,928	1,840,915	289,731	6,890,815

This proposal was not approved as it did not receive the affirmative vote of the holders of 80 percent of the issued and outstanding shares of Avista Corp. common stock.

Proposal 4: Advisory (non-binding) vote on executive compensation.

For	Against	Abstain	Broker Non-votes
41,892,245	2,481,154	1,510,175	6,890,815

This advisory (non-binding) resolution was approved as the number of votes cast “for” exceeded the number of votes “against.” Abstentions and broker non-votes had no effect on the outcome.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVISTA CORPORATION (Registrant)

Date: May 14, 2012	/s/ Marian M. Durkin
Marian M. Durkin
Senior Vice President, General Counsel and Chief Compliance Officer